AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                              Record of Securities
                Purchased Under the Funds Rule 10f-3 Procedures

FUND NAME (the Portfolio): AXP Partners Small Cap Growth Fund

SUBADVISER FIRM  (the Subadviser): UBS

For the quarter ended March 31, 2005

1.   Name of Issuer International Securities Exchange

2.   Date of Purchase March 9, 2005

3.   Underwriter from whom purchased Bear Stearns

4.   Affiliated  Underwriter managing or participating in underwriting syndicate
     UBS


6.   Is a list of the underwriting syndicates members attached? Yes [ ] No [X]


7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $450000.00

8.   Aggregate principal amount of offering $180,887,544.00

9.   Purchase price (net of fees and expenses) 18

10.  Date offering commenced 3/9/05

11.  Offering price at close of first day on which any sales were made $30.40

12.  Commission, spread or profit 1.26

13.  Have the following conditions been satisfied?


     a.   The securities are:                                           Yes  No

                  Part of an issue registered under the Securities
                  Act of 1933 that is being offered to the public;      [ ]  [X]

                  Eligible Municipal Securities;                        [ ]  [X]

                  Sold in an Eligible Foreign Offering; or              [ ]  [X]

                  Sold in an  Eligible Rule 144A offering?              [X]  [ ]


     (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                                                Yes   No

     b.   (1)    The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
                 issuer); OR                                                                    [X]  [ ]

          (2)    If the securities to be purchased were offered for
                 subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
                 which the rights offering terminates?                                          [ ]  [ ]


     c.   The underwriting was a firm commitment underwriting?                                  [X]  [ ]

     d.   The commission,  spread, or profit was reasonable and fair in relation to that being received by others for underwriting  similar  securities during the same period (see  attachment  for comparison of spread with
          comparable recent offerings)?                                                         [X]  [ ]

     e.   The  issuer  of  the   securities,   except  for  Eligible   Municipal
          Securities, and its predecessors have been in continuous operation for
          not less than three years?                                                            [X]  [ ]

     f.   (1)    The amount of the securities, other than those sold in an Eligible
                 Rule 144A Offering (see below), purchased by all of the
                 investment companies advised by the Adviser did not exceed
                 25% of the principal amount of the offering; OR                                [ ]  [ ]

         (2)     If the securities purchased were sold in an Eligible Rule 144A
                 Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

                 (i)     The principal amount of the offering of such class sold
                         by underwriters or members of the selling syndicate to
                         qualified institutional buyers, as defined in Rule
                         144A(a)(1), plus                                                       [X]  [ ]

                 (ii)    The principal amount of the offering of such class in
                         any concurrent public offering?                                        [ ]  [ ]

     g.   (1)    No affiliated underwriter of the Fund was a direct or indirect
                 participant in or beneficiary of the sale; OR                                  [X]  [ ]

                                                                                                Yes   No

          (2)    With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
                 allocated to the account of an affiliated underwriter?                         [ ]  [ ]

     h.   Information has or will be timely supplied to the appropriate  officer of the Fund for inclusion on SEC Form N-SAR and  quarterly  reports to
          the Directors?                                                                        [X]  [ ]
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Date:    4/14/05                   UBS
                                   Subadviser Firm Name
                                   By: /s/ Susan Yadlon
                                       -----------------------
                                           Signature

                                   Susan Yadlon, Associate Director, Compliance

                                        Name and Title